Exhibit 8.1

Subsidiaries of the Registrant

The following are the subsidiaries of the Registrant:

#	Entity	Principal activities	Functional currency	Country
1	Nu Pagamentos S.A. – Instituição de Pagamentos (“Nu Pagamentos”)	Credit card and prepaid account operations	BRL	Brazil
2	Nu Financeira S.A. – SCFI (“Nu Financeira”)	Loan operations	BRL	Brazil
3	Nu Investimentos S.A -Corretora de Títulos e Valores Mobiliários (“Nu Investigates”)	Investment platform	BRL	Brazil
4	NuPay for Business Instituição de Pagamento Ltda. ("NuPay")	Payment Hub	BRL	Brazil
5	Internet – Fundo de Investimento em Participações Multiestratégia (“Internet FIP”)	Investment company	BRL	Brazil
6	Nu Asset Management Ltda. (“Nu Asset”)	Fund manager	BRL	Brazil
7	Nu Brasil Serviços Ltda. ("Nu Serviços")	Administrative Services	BRL	Brazil
8	Nu Brasil Tecnologia Ltda. ("NuTecnologia")	Information Technology Activities	BRL	Brazil
9	Nu Canais Ltda. (“Nu Canais”)	Insurance commission	BRL	Brazil
10	NuCommerce Ltda. (“Nu Plataformas”)	Services platform	BRL	Brazil
11	Nu Corretora de Seguros Ltda. (“Nu Corretora de Seguros”)	Insurance commission	BRL	Brazil
12	Nu Crypto Ltda. ("Nu Crypto")	Crypto services	BRL	Brazil

#	Entity	Principal activities	Functional currency	Country
13	Olivia AI do Brasil Participações Ltda. ("Olivia Participações")	Services platform	BRL	Brazil
14	Olivia AI do Brasil – Instituição de Pagamento Ltda. ("Olivia IP")	Services platform	BRL	Brazil
15	Provu Serviços de Administração e Correspondente Bancário S.A.	Administrative Services	BRL	Brazil
16	Vérios Gestão de Recursos Ltda. (“Vérios”)	Fund manager	BRL	Brazil
17	Nu Brasil Holding Financeira LTDA.	Holding Company	BRL	Brazil
18	Instituto NU	Non-profit association	BRL	Brazil
19	Nu México Financiera, S.A. de C.V., S.F.P. – (Nubank, S.A., Institución de Banca Múltiple “Nu Mexico”)	Multiple purpose financial company	MXN	Mexico
20	Nu BN México, S.A. de CV (“Nu México”)	Multiple purpose Corporation	MXN	Mexico
21	Nu BN Servicios México, S.A. de C.V (“Nu Servicios”)	Credit card operations	MXN	Mexico
22	Nu BN Tecnologia, S.A de C.V (“Nu Tecnologia”)	Computer consulting service	MXN	Mexico
23	Nu Colombia Compañía de Financiamiento S.A. ("Nu Colombia Financiera")	Loan operations and prepaid account	COP	Colombia
24	Nu Global Colombia S.A.S	Services platform	COP	Colombia
25	Nu Servicios Global S.A.S	Services platform	COP	Colombia
26	Nu Global Argentina S.A.	Services platform	ARS	Argentina
27	Nu Global Peru S.A.C	Services platform	PEN	Peru

#	Entity	Principal activities	Functional currency	Country
28	Nu Global AG	Services platform	CHF	Switzerland
29	Nu Global EEA AG	Services platform	EUR	Liechenstein
30	Nu Global EEA HOLDINGS AG	Holding Company	EUR	Liechenstein
31	Nu Cayman Investments Ltd.	Investment Company	US$	Cayman
32	Nuplat S.A. ("Nuplat")	Talent E-Hub	UYU	Uruguay
33	Nu Tecnologia S.A (“Nu Tecnologia”)	Multiple purpose financial company	UYU	Uruguay
34	Nu Uruguay Investments S.A. ("Nu Uruguay Investments")	Holding Company	UYU	Uruguay
35	Nu 1-A, LLC (“Nu 1-A”)	Holding Company	US$	USA
36	Nu 2-A, LLC (“Nu 2-A”)	Holding Company	US$	USA
37	Nu 3-A, LLC (“Nu 3-A”)	Holding Company	US$	USA
38	Nu 1-B, LLC (“Nu 1-B”)	Holding Company	US$	USA
39	Nu 2-B, LLC (“Nu 2-B”)	Holding Company	US$	USA
40	Nu 3-B, LLC (“Nu 3-B”)	Holding Company	US$	USA
41	Nu MX LLC (“Nu MX”)	Holding Company	US$	USA
42	Nu North America, Inc. (“Nu North America”)	Technology E-Hub	US$	USA
43	Nu United States LLC (formerly HelenOT, LLC)	Holding Company	US$	USA
44	Nu Group Partnership	Investment vehicle	CAD	Canada